SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        CARDIOVASCULAR DIAGNOSTICS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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(X)  No fee required

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     2)  Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        CARDIOVASCULAR DIAGNOSTICS, INC.
                              5301 Departure Drive
                         Raleigh, North Carolina 27616

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1997

TO THE SHAREHOLDERS OF
CARDIOVASCULAR DIAGNOSTICS, INC.

     The Annual Meeting of Shareholders of Cardiovascular Diagnostics, Inc. (the "Company") will be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on Friday May 9, 1997, at 10:00 a.m. for the following purposes:

     1. To elect a board of seven directors;

     2. To approve an amendment to the Company's 1995 Stock Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares;

     3. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company for the year ending December 31, 1997; and

     4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person, even if such shareholder returned a proxy.

     The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report for the year ended December 31, 1996.

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                         By Order of the Board of Directors
                                         /s/ JOHN P. FUNKHOUSER
                                         JOHN P. FUNKHOUSER,
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

Raleigh, North Carolina
April 15, 1997

                        CARDIOVASCULAR DIAGNOSTICS, INC.
                              5301 Departure Drive
                         Raleigh, North Carolina 27616

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of Cardiovascular Diagnostics, Inc., a North Carolina corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, at 10:00 a.m. on Friday, May 9, 1997, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is 5301 Departure Drive, Raleigh, North Carolina 27616. Copies of this Proxy Statement and accompanying proxy card were mailed to shareholders on or about April 15, 1997.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to the Company (Attention: B. Denise Hobbs, Secretary), or by attending the Meeting and voting in person.

VOTING

     When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (i) FOR the election of the nominees for director identified below; (ii) FOR the approval of an amendment to the 1995 Stock Plan increasing the number of shares of Common Stock for issuance thereunder by 250,000; (iii) FOR ratification of the appointment of Coopers & Lybrand L.L.P., Raleigh, North Carolina, as independent auditors of the Company for the year ending December 31, 1997; and (iv) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the Meeting.

     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will be counted in tabulations of votes cast on proposals presented at the Meeting, and, consequently, an abstention will have the effect of a vote against the proposal to which it relates. Broker non-votes will not be counted in tabulation of votes cast on proposals presented at the Meeting. While there is no definitive statutory or case law authority in North Carolina with regard to these matters, the Company believes that its intended treatment of abstentions and broker non-votes at the Meeting is appropriate.

RECORD DATE

     Only the holders of record of the Company's Common Stock at the close of business on the record date, March 31, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 6,728,843 shares of Common Stock were outstanding. Shareholders will be entitled to one vote for each share of Common Stock held on the Record Date.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be no less than one. The number of directors currently authorized is seven. Therefore, that number of directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

                                                                                        DIRECTOR
NAME OF NOMINEE                                                         AGE              SINCE
John P. Funkhouser..............................................        43                1993
Dennis J. Dougherty.............................................        49                1986
William A. Hawkins..............................................        43                1995
John K. Pirotte.................................................        47                1996
Stephen R. Puckett..............................................        44                1996
Philip R. Tracy.................................................        55                1996
Paul W. Wiles...................................................        49                1996

     JOHN P. FUNKHOUSER was elected President, Chief Executive Officer and a director of the Company in October 1993 upon the Company's acquisition of Coeur Laboratories, Inc., which manufactures and sells disposable power injection syringes for cardiology and radiology procedures, as well as custom angiographic procedure kit manifolds ("Coeur"). Since February 1992, Mr. Funkhouser has also served as President and Chief Executive Officer of Coeur. Before his employment with Coeur, Mr. Funkhouser was a General Partner with Hillcrest Group, a venture capital firm, and worked for over nine years in managing venture capital portfolio companies. In 1991, CSVa, Inc., a venture capital portfolio company of which Mr. Funkhouser was a director, filed a petition for bankruptcy. Mr. Funkhouser holds a B.A. from Princeton University and an M.B.A. from the University of Virginia.

     DENNIS J. DOUGHERTY was elected a director and Chairman of the Company in 1986. Mr. Dougherty has been a General Partner of Intersouth Partners, a North Carolina-based venture capital firm, since 1985. Mr. Dougherty also serves as a director of UOL Publishing, Inc. and of a number of private companies. In 1994, Microwave Laboratories, Inc. ("MLI"), a venture capital portfolio company of which Mr. Dougherty had been a director until December 1993, filed a petition for bankruptcy. Mr. Dougherty holds a B.A. in Marketing from Oklahoma City University.

     WILLIAM A. HAWKINS was elected a director of the Company in January 1995. Since October 1995, Mr. Hawkins has been President of Ethicon Endo-Surgery, Inc., a medical device company that is a subsidiary of Johnson & Johnson. From January 1995 to October 1995, Mr. Hawkins served as Vice President in charge of U.S. operations of Guidant Corporation and President of Devices for Vascular Intervention, a medical device company and a subsidiary of Guidant. Prior to joining Guidant, Mr. Hawkins held several positions with IVAC Corporation, most recently serving as President and Chief Executive Officer from 1991 until 1995. Mr. Hawkins holds a B.S. in Engineering and Biomedical Engineering from Duke University and an M.B.A. from the University of Virginia.

     JOHN K. PIROTTE has been Chairman and Chief Executive Officer of CORPEX Technologies Incorporated, a privately held company that develops and markets surface active chemical technology, since 1990. In addition, Mr. Pirotte has operated a private investment company, was Chief Financial Officer from 1979 to 1981 and Chairman and Chief Executive Officer from 1981 until 1988 of The Aviation Group, Inc., and served as a manager of Acquisition Advisory Services for an international public accounting firm. Mr. Pirotte was also a director of MLI when it filed a petition for bankruptcy. He is a founding director of North Carolina Enterprise Corp., a venture capital fund. Mr. Pirotte holds a B.A. from Princeton University and an M.S. from New York University Graduate School of Business Administration.

     STEPHEN R. PUCKETT has served as Chairman of the Board of Directors and President of MedCath Incorporated, a publicly held provider of cardiology and cardiovascular services that he founded in 1988. He has also served as Executive Vice President and Chief Operating Officer of the Charlotte Mecklenburg Hospital Authority. Mr. Puckett holds a B.S. and an M.S. in Health Management from the University of Alabama.

     PHILIP R. TRACY was President and CEO of Burroughs-Wellcome Company, the United States subsidiary of Wellcome plc, a global pharmaceutical company, from 1989 until the acquisition of Wellcome by Glaxo plc in 1995. Prior to 1989, he served in various legal capacities with Burroughs-Wellcome, including Vice President and General Counsel. He has served on the boards of Wellcome Plc, the Pharmaceutical Research and Manufacturers of America, and the Non-Prescription Drug Manufacturers Association. He is currently Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. and serves on the Board of SunPharm Corporation, a development stage pharmaceutical company. Mr. Tracy holds a B.A. from the University of Nebraska and an L.L.B. from George Washington University School of Law, and has attended the Senior Executive Program at Stanford University.

     PAUL M. WILES is President and Chief Executive Officer of Forsyth Memorial Hospital, Inc. and Carolina Medicorp, Inc., a hospital and its holding company, for which he has worked in various executive capacities since 1974. He is also Chairman of the Board of Directors of VHA, Inc. and a director of VHA Carolinas-Tennessee, Inc. and Old North State Bank. Mr. Wiles holds a B.A. from St. Michael's College and a Master of Hospital Administration from Duke University.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The business of the Company is under the general management of the Board of Directors as provided by the laws of North Carolina and the Bylaws of the Company. During the year ended December 31, 1996, the Board of Directors held five formal meetings, excluding actions that were taken by unanimous written consent during the year. Each member of the Board attended at least 80% of the 1996 meetings of the Board of Directors and Board committees of which he was a member.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Board has no Nominating Committee. The Audit Committee currently consists of Messrs. Dougherty and Pirotte. The Audit Committee held two meetings during 1996. The Audit Committee makes recommendations to the Board of Directors concerning its review of the Company's internal controls and accounting system and its review of the annual audit, and regarding the selection of independent auditors. The Compensation Committee currently consists of Messrs. Dougherty, Pirotte and Puckett. The Compensation Committee recommends employee salaries and incentive compensation to the Board of Directors and administers the Company's stock option plans. During 1996, the Compensation Committee held three meetings, excluding actions that were taken by unanimous written consent during the year.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

         PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE 1995 STOCK PLAN

GENERAL

     The Company's 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors in September 1995 and approved by the shareholders in November 1995. The 1995 Plan authorizes for issuance of 488,150 shares of Common Stock, 250,000 of which are subject to shareholder approval at the Meeting. As of March 31, 1997, without giving effect to the proposed amendment, no shares had been issued under the 1995 Plan, options to purchase 237,473 shares were outstanding thereunder and 677 shares remained available for future grant thereunder.

     The 1995 Plan provides for grants of options to employees, consultants and directors of the Company and its affiliates. It also allows for the grant of stock bonuses and purchase rights, but none of either have been granted to date. As of March 31, 1997, approximately 80 persons were eligible to receive grants under the 1995 Plan. Each stock option granted under the 1995 Plan is evidenced by a written stock option agreement between the Company and the optionee. The acceptable methods of payment for shares issued upon exercise of an option consist of cash, check, promissory note or any combination of the foregoing. The Company has full recourse with respect to any promissory note given by an optionee. The exercise price of options granted under the 1995 Plan is determined on the date of grant, and in the case of incentive stock options (within the meaning of Section 422 of the Code) must be at least 100% of the fair market value at the time of grant. As of March 31, 1997, the fair market value of the Company's Common Stock, as quoted on the Nasdaq Stock Market, was $5.00 per share.

At the time an option is granted, the Board (or its committee) determines the period within which the option may be exercised. Options granted to employees under the 1995 Plan generally become exercisable in increments, based on the optionee's continued employment with the Company, over a period of four years. The form of option agreement generally provides that options granted under the 1995 Plan expire 10 years from the date of grant. Options granted pursuant to the 1995 Plan are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Under the 1995 Plan, each non-employee director of the Company, regardless of his or her stock ownership in the Company, is granted, upon election or re-election to the Board, a fully vested option to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value at the time of grant.

     The 1995 Plan may be administered by the Board of Directors of the Company or a committee of directors designated by the Board. The Compensation Committee currently administers the 1995 Plan. The Board or Committee may amend the 1995 Plan at any time or from time to time or may terminate the 1995 Plan without the approval of the shareholders, provided that shareholder approval is required for any amendment to the 1995 Plan requiring shareholder approval under applicable law as in effect at the time. However, no action by the Board of Directors, Committee or shareholders may alter or impair any option previously granted under the 1995 Plan. The Board or Committee may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 1995 Plan will terminate in September 2005, unless terminated sooner by the Board or Committee.

TAX CONSEQUENCES OF OPTIONS

     An optionee who is granted an incentive stock option will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or holder of more than 10% of the outstanding Common Stock of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary, based on the Code as currently in effect, of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PROPOSED AMENDMENT

     On February 18, 1997, the Board of Directors adopted an amendment to the 1995 Plan increasing the number of shares reserved for issuance thereunder by 250,000. Prior to this amendment, a total of only 677 shares remained available for future grant under the 1995 Plan, which number of shares the Board of Directors determined was insufficient to meet the Company's anticipated needs with respect to the issuance of additional options to employees, consultants and directors of the Company.

     At the Meeting, the shareholders are being asked to approve the above-described amendment to the 1995 Plan increasing the number of shares authorized for issuance thereunder by 250,000 shares.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting will be required to approve the amendment to the 1995 Plan.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1995 PLAN.

      PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm Coopers & Lybrand L.L.P., Raleigh, North Carolina ("Coopers"), to serve as the independent auditors of the Company for the year ending December 31, 1997, and recommends that the shareholders ratify such action. If the appointment of Coopers is not ratified by the shareholders, the Board of Directors will reconsider its selection. Coopers has audited the accounts of the Company since 1994 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Coopers are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of Coopers.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

                               OTHER INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) each of the Company's President and four most highly compensated executive officers other than the President whose cash compensation for the year ended December 31, 1996 exceeded $100,000 (collectively, the "Named Executive Officers"), and (iv) all current directors and executive officers of the Company as a group. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated.

                                                                                       SHARES
                                                                                    BENEFICIALLY      PERCENTAGE
NAME                                                                                    OWNED         OWNED (1)
Dennis J. Dougherty.............................................................        1,069,511(2)   15.9  %
P. O. Box 13546
Research Triangle Park, NC 27709
Intersouth Partners.............................................................        1,041,431      15.5
P.O. Box 13546
Research Triangle Park, NC 27709
The Capital Group Companies, Inc................................................          412,500(3)    6.1
333 South Hope Street
Los Angeles, CA 90071
John P. Funkhouser..............................................................          252,924(4)    3.6
Bruce J. Oberhardt, Ph.D........................................................          246,156       3.7
Jonathon M. Lawrie, Ph.D........................................................           84,476(5)    1.3
Michael D. Riddle...............................................................           31,862(4)     *
Wayne J. Scroggins..............................................................           16,300(6)     *
Stephen R. Puckett..............................................................            2,000        *
William A. Hawkins..............................................................            2,266(4)     *
John K. Pirotte.................................................................            1,000(4)     *
Philip R. Tracy.................................................................            1,000(4)     *
Paul M. Wiles...................................................................            1,000(4)     *
All current executive officers and directors                                            1,490,254(7)   21.1
  as a group (11 persons).......................................................

 * Less than one percent.

(1) As of the Record Date, the Company had 6,728,843 shares of Common Stock outstanding. Share ownership in each case includes shares issuable upon exercise of outstanding options that may be exercised within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person.

(2) Includes 1,041,431 shares held by Intersouth Partners venture capital funds of which Mr. Dougherty serves as a general partner of the general partner. Mr. Dougherty disclaims beneficial ownership of such shares.

(3) As reported in the Schedule 13G dated February 12, 1997 filed with Securities and Exchange Commission by The Capital Group Companies, Inc.

(4) Consists solely of shares underlying options.

(5) Includes 6,909 shares underlying options.

(6) Includes 12,500 shares underlying options.

(7) Includes shares referenced in footnotes (2) and (4). Also includes 27,915 additional shares underlying options held by executive officers other than the Named Executive Officers.

COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION. The following table reflects all cash and noncash compensation paid by the Company to the Named Executive Officers for their services in all capacities during the years ended December 31, 1996, 1995 and 1994:

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                                    ANNUAL COMPENSATION            OPTIONS/           ALL OTHER
NAME AND PRINCIPAL POSITION                                   YEAR      SALARY        BONUS          SARS           COMPENSATION
John P. Funkhouser,                                            1996    $ 185,000     $    --             --            $    --
  President, Chief Executive Officer                           1995      150,000      40,000         56,648                 --
                                                               1994      150,000          --        238,761              2,450(1)

Wayne J. Scroggins,                                            1996       92,269          --         50,000                 --
  Chief Operating Officer(2)

Jonathon M. Lawrie, Ph.D.,                                     1996      130,000          --             --             19,909(3)
  Managing Director, Europe                                    1995      130,000      10,000         27,631             29,100(4)
  and Chief Scientific Officer                                 1994      130,000          --         10,126             13,293(5)

Michael D. Riddle,                                             1996      125,000          --             --                 --
  Vice President,                                              1995      125,000       5,000         51,499                 --
  Sales and Marketing

Bruce J. Oberhardt,                                            1996      105,000          --             --                 --
  Executive Vice President,                                    1995      105,000       5,000             --                 --
  Research(6)                                                  1994      105,000          --             --                 --

(1) Consists of moving expenses.

(2) Mr. Scroggins joined the Company in May 1996.

(3) Consists of foreign living allowance of $17,935 and family travel allowance of $1,974.

(4) Consists of foreign living allowance.

(5) Consists of a car allowance of $1,260 and a foreign living allowance of $5,637 (each covering the period commencing in October 1994, when Dr. Lawrie moved to Europe), and moving expenses of $6,394.

(6) Dr. Oberhardt's employment by the Company terminated on December 31, 1996, when he became an outside consultant of the Company.

     OPTION GRANTS, EXERCISES AND HOLDINGS AND FISCAL YEAR-END OPTION VALUES. The following table summarizes all option grants during the year ended December 31, 1996 to the Named Executive Officers.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1996

                                                   NUMBER OF      % OF TOTAL                                POTENTIAL REALIZABLE
                                                     SHARES        OPTIONS                                    VALUE AT ASSUMED
                                                   UNDERLYING     GRANTED TO     EXERCISE                  ANNUAL RATES OF STOCK
                                                    OPTIONS      EMPLOYEES IN     OR BASE                  PRICE APPRECIATION FOR
                                                    GRANTED      FISCAL YEAR     PRICE PER    EXPIRATION      OPTION TERM (3)
NAME                                                  (1)            1996        SHARE (2)       DATE          5%          10%
Wayne J. Scroggins..............................     50,000           6.08%       $  4.50      May 2006     $141,500     $358,600

(1) The stock option grant shown in this column was made in May 1996 pursuant to the Company's 1995 Stock Plan and become exercisable over four years from the date of grant, based on continued employment with the Company. To the extent not already exercisable, the options become fully vested by their terms upon the consummation of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

(2) The exercise price may be paid in cash, in shares of Common Stock with a market value as of the date of exercise equal to the option price or a combination of cash and shares of Common Stock.

(3) The compounding assumes a 10-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     The following table sets forth information concerning all option exercises during the year ended December 31, 1996 and holdings as of December 31, 1996, by the Named Executive Officers.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                             VALUE OF
                                                                                                            UNEXERCISED
                                                                                                           IN-THE-MONEY
                                                                                                            OPTIONS AT
                                     SHARES                         NUMBER OF UNEXERCISED OPTIONS AT       DECEMBER 31,
                                   ACQUIRED ON       VALUE                 DECEMBER 31, 1996                  1996(1)
NAME                                EXERCISE      REALIZED (2)    EXERCISABLE (3)    UNEXERCISABLE (3)    EXERCISABLE (3)
John P. Funkhouser..............          --              --          252,924              42,486            $ 736,581
Wayne J. Scroggins..............          --              --               --              50,000                   --
Jonathon M. Lawrie, Ph.D........      77,567        $469,547            6,909              20,725                   --
Michael D. Riddle...............          --              --           28,365              28,136               73,216


NAME                              UNEXERCISABLE (3)
John P. Funkhouser..............       $    --
Wayne J. Scroggins..............            --
Jonathon M. Lawrie, Ph.D........            --
Michael D. Riddle...............        43,432

(1) Calculated by subtracting the exercise price from $3.875, the closing price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1996, the last business day of the fiscal year ended December 31, 1996, and multiplying the difference by the number of shares underlying each option.

(2) Market value of the underlying Common Stock as of the date of exercise, minus the exercise price.

(3) The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable options.

REPORT ON REPRICING OF OPTIONS

     On November 12, 1996, the Compensation Committee of the Board of Directors amended all outstanding stock options priced above $4.50 per share held by employees to reset their exercise prices at $4.50 per share, the fair market value of the Company's Common Stock as of such date. This action was taken to help restore the incentive value of these options to the holders. There was no increase in the number of outstanding options. The following table contains information concerning the repricing of options held by Named Officers during the portion of the last 10 years during which the Company was a reporting company under the Exchange Act:

                           TEN-YEAR OPTION REPRICINGS

                                                    NUMBER OF
                                                    SECURITIES        MARKET PRICE OF                            NEW
                                                UNDERLYING OPTIONS    STOCK AT TIME OF    EXERCISE PRICE AT    EXERCISE
NAME                                  DATE           REPRICED            REPRICING        TIME OF REPRICING     PRICE
John P. Funkhouser...............    11/12/96         56,648               $ 4.50              $ 12.10          $ 4.50
Wayne J. Scroggins...............    11/12/96         50,000                 4.50                12.10            4.50
Jonathon M. Lawrie, Ph.D.........    11/12/96         27,634                 4.50                12.10            4.50
Michael D. Riddle................    11/12/96         18,528                 4.50                12.10            4.50

                                    LENGTH OF
                                    ORIGINAL
                                   OPTION TERM
                                    REMAINING
                                   AT DATE OF
NAME                                REPRICING
John P. Funkhouser...............   109 months
Wayne J. Scroggins...............   115 months
Jonathon M. Lawrie, Ph.D.........   109 months
Michael D. Riddle................   109 months

        Submitted by:      THE COMPENSATION COMMITTEE
                     Dennis J. Dougherty
                     John K. Pirotte
                     Stephen R. Puckett

COMPENSATION OF DIRECTORS

     Each of the Company's non-employee directors receives $2,500 per year, and $1,000 per Board meeting and $500 per Committee meeting that he or she attends. In addition, each non-employee director receives a fully vested option to purchase 1,000 shares of Common Stock upon election or re-election to the Board. All directors are reimbursed by the Company for expenses incurred to attend Board meetings.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is currently composed of Messrs. Dougherty, Pirotte and Puckett. The Committee also administers the Company's stock plans.

     Neither the material in this report nor the performance graph included in this proxy statement under the heading " -- Performance Graph" (the "Performance Graph") is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program has three objectives: (1) to align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of an executive's compensation on the Company's performance; (2) to attract and retain highly talented and productive executives; and (3) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock and stock options. These compensation elements are in addition to the general benefits programs which are offered to all of the Company's employees.

     Each year, the Committee reviews the Company's executive compensation program. In its review, the Committee uses compensation survey data prepared by Coopers to study the compensation packages for executives of companies at a comparable stage of development and in the Company's geographic area. The Committee assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial and operational performance for the previous fiscal year. The Committee also gauges the success of the compensation program in achieving its objectives in the previous year and considers the Company's overall performance objectives. For compensation paid to the Chief Executive Officer and other Named Executive Officers in 1996, no reference was made to the data for comparable companies included in the Performance Graph.

     Each element of the Company's executive compensation program is discussed below.

     BASE SALARIES. The Committee annually reviews the base salaries of the Company's executive officers. The base salaries for the Company's executive officers for fiscal 1996 were established by the Committee at the beginning of that fiscal year. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Committee also measures individual performance based upon a number of factors, including a measurement of the Company's historic and recent financial and operational performance and the individual's contribution to that performance, the individual's performance on non-financial goals and other contributions of the individual to the Company's success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

     INCENTIVE COMPENSATION. Cash bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on behalf of the Company in the coming year. Because it had been in the early stages of development, the Company did not pay cash bonuses prior to fiscal 1995. However, in 1995, bonuses were paid in recognition of the achievements of the Company during the year, primarily consisting of TAS product launch and the IPO. The Committee does not have a formula for determining bonus payments, but each year establishes general target bonus levels for executive officers based in relatively equal measures upon the Committee's subjective assessment of the Company's projected revenues and other operational and individual performance factors. In 1996, the Company paid no cash bonuses to executive officers.

     LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation plan for its executive officers is based upon the Company's stock plans. The Company believes that placing a portion of its executives' total compensation in the form of stock or stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's shareholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. Options generally vest over four years based on continued employment. In establishing this long-term compensation scheme (in the form of stock option grants), the Board directly linked the vesting of certain options granted to executive officers in 1994 to the achievement by the Company of certain earnings milestones or consummation of the IPO. Since the IPO vested many options in full, the Committee granted additional options at an exercise price per share of 110% of the IPO price per share, in order to provide further incentive to executive officers. In determining the number of options to grant an executive, the Board primarily considered the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company, as well as the number of shares and options already held by the executive officer. It is the Committee's policy to grant options at fair market value unless particular circumstances warrant otherwise.

     BENEFITS. The Company believes that it must offer a competitive benefits program to attract and retain key executives. During fiscal 1996, the Company provided the same medical and other benefits to its executive officers that are generally available to its other employees.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer's compensation is based on the same elements and measures of performance as is the compensation for the Company's other executive officers. The Committee approved a base salary for Mr. Funkhouser for fiscal 1996 of $185,000 based on the same factors as were considered in determining the base salaries of the other executive officers.

     SECTION 162(M) OF THE CODE. It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Code. Revisions to this Section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that it is not necessary for the Company to take any action at this time with regard to these issues.

        Submitted by:      THE COMPENSATION COMMITTEE
                     Dennis J. Dougherty
                     John K. Pirotte
                     Stephen R. Puckett

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are currently Messrs. Dougherty, Pirotte and Puckett. Messrs. Dougherty, Pirotte and Puckett were not at any time during the fiscal year ended December 31, 1996 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

                   COMPARISON OF CUMULATIVE TOTAL RETURN (1)

                           [GRAPH APPEARS HERE]


(1) Assumes $100 invested on December 11, 1995 (the effective date of the Company's initial public offering) in each of the Company's Common Stock, the NASDAQ CRSP Total Market Return Index and the NASDAQ Non-Financial Stocks Total Return Index. Total return assumes reinvestment of dividends.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock (collectively, "Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) reports were filed on a timely basis, except for late filings of Forms 3 for John K. Pirotte, Stephen R. Puckett, Philip R. Tracy and Paul M. Wiles following their election to the Board of Directors in May 1996.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholders having proposals that they desire to present at next year's annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company's Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Raleigh, North Carolina, not later than December 11, 1997. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested shareholders to that Rule. Proposals may be mailed to Secretary, Cardiovascular Diagnostics, Inc., 5301 Departure Drive, Raleigh, North Carolina 27616.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

                                         By Order of the Board of Directors
                                         /s/ JOHN P. FUNKHOUSER
                                         JOHN P. FUNKHOUSER,
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

         ********************************************************
                                 APPENDIX


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                        CARDIOVASCULAR DIAGNOSTICS, INC.
P R O X Y
                              5301 Departure Drive
                         Raleigh, North Carolina 27616

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1997

    The undersigned hereby appoints John P. Funkhouser and B. Denise Hobbs, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Cardiovascular Diagnostics, Inc., a North Carolina corporation (the "Company"), held of record by the undersigned on March 31, 1997, at the Annual Meeting of Shareholders to be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on Friday, May 9, 1997, at 10:00 a.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.

    (1) ELECTION OF DIRECTORS:

[ ] FOR ALL NOMINEES LISTED BELOW                   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
    (except as marked to the contrary)                  LISTED BELOW.

 INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
               LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

      John P. Funkhouser  Dennis J. Dougherty  William A. Hawkins  John K.
          Pirotte  Stephen R. Puckett  Philip R. Tracy  Paul M. Wiles

    (2) TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES:

         [ ] VOTE FOR            [ ] VOTE AGAINST           [ ] ABSTAIN

                                     (over)

    (3) TO RATIFY THE SELECTION OF COOPERS &
        LYBRAND L.L.P. AS AUDITORS OF THE
        COMPANY FOR THE FISCAL YEAR ENDING
        DECEMBER 31, 1997.

        [ ] VOTE FOR                    [ ] VOTE AGAINST           [ ] ABSTAIN

    (4) IN THEIR DISCRETION, THE PROXIES ARE
        AUTHORIZED TO VOTE UPON SUCH OTHER
        MATTERS AS MAY PROPERLY COME BEFORE
        THE MEETING.

        [ ] GRANT AUTHORITY          [ ] WITHHOLD AUTHORITY
    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED
FOR MANAGEMENT'S NOMINEES FOR DIRECTOR LISTED
ABOVE, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION
OF THE PROXIES
WITH RESPECT TO ANY OTHER MATTERS
PROPERLY BROUGHT
BEFORE THE SHAREHOLDERS AT THE
MEETING.
                                              Signature

                                              Signature, if held Jointly

                                              Please date and sign exactly as
                                              name appears on your stock
                                              certificate. Joint owners
                                              should each sign personally.
                                              Trustees, custodians, executors
                                              and others signing in
                                              representative capacity should
                                              indicate the capacity in
                                              which they sign.

                                              Date:                       , 1997

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE,
WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE
MEETING. IF YOU ATTEND THE MEETING, YOU CAN
VOTE EITHER IN PERSON OR BY YOUR PROXY.